As filed with the Securities and Exchange Commission on April 18, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 38th Floor

New York, NY 10022

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.000% Notes due 2021	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-206692

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered

The description of the 9.000% Notes due 2021 (the “Notes”) of Medallion Financial Corp., a Delaware corporation, is incorporated by reference in the materials set forth in (i) the section captioned “Description of Our Debt Securities” in the registrant’s registration statement on Form N-2 (File No. 333-206692), initially declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2016, and (ii) the section captioned “Description of the Notes” in the registrant’s prospectus supplement, dated and filed on April 13, 2016. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the SEC and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above. The Notes are expected to be listed on The NASDAQ Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “TAXIL.”

Item 2.	Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Indenture, dated as of April 15, 2016, between Medallion Financial Corp. and Wilmington Trust, National Association (Filed as Exhibit d.6 to Post-Effective Amendment No. 2 on Form N-2 (File No. 333-206692) on April 15, 2016, and incorporated herein by reference).

2	First Supplemental Indenture, dated as of April 15, 2016, between Medallion Financial Corp. and Wilmington Trust, National Association, which includes the form of registered 9.000% Note due 2021 (Filed as Exhibit d.7 to Post-Effective Amendment No. 2 on Form N-2 (File No. 333-206692) on April 15, 2016, and incorporated herein by reference).

3	Form of 9.000% Note due 2021 (incorporated by reference to Exhibit d.7 filed with Post-Effective No. 2 on Form N-2 (File No. 333-206692) on April 15, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 18th day of April 2016.

Medallion Financial Corp.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1	Indenture, dated as of April 15, 2016, between Medallion Financial Corp. and Wilmington Trust, National Association (Filed as Exhibit d.6 to Post-Effective Amendment No. 2 on Form N-2 (File No. 333-206692) on April 15, 2016, and incorporated herein by reference).

2	First Supplemental Indenture, dated as of April 15, 2016, between Medallion Financial Corp. and Wilmington Trust, National Association, which includes the form of registered 9.000% Note due 2021 (Filed as Exhibit d.7 to Post-Effective Amendment No. 2 on Form N-2 (File No. 333-206692) on April 15, 2016, and incorporated herein by reference).

3	Form of 9.000% Note due 2021 (incorporated by reference to Exhibit d.7 filed with Post-Effective No. 2 on Form N-2 (File No. 333-206692) on April 15, 2016).